                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                       ----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):   January 15, 2003
                                                         --------------------


              Toyota Auto Finance Receivables LLC on Behalf of the
                   Toyota Auto Receivables 2002-C Owner Trust
          ------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


     Delaware            333-74872 and 333-74872-01            95-4836519
-------------------      --------------------------           ------------
  (State or other               (Commission                  (IRS Employer
  jurisdiction of               File Number)              Identification No.)
   incorporation)


    Toyota Auto Finance Receivables LLC
    19300 Gramercy Place, North Building
            Torrance, California                                 90509
----------------------------------------------            -------------------
   (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:         (310) 468-7333
                                                          -------------------


                           Exhibit Index is on Page 2

Item 5.  Other Events

On January 15, 2003, the principal and interest collected during the preceding collection period, net of certain adjustments as provided for in the Sale and Servicing Agreement dated as of October 1, 2002 ("Agreement"), between Toyota Auto Finance Receivables LLC, as "Seller", Toyota Motor Credit Corporation, as "Servicer", and Toyota Auto Receivables 2002-C Owner Trust, as "Issuer", were distributed to the holders of Notes and Certificates issued by Toyota Auto Receivables 2002-C Owner Trust (the "Securityholders"). In accordance with the Agreement, the Servicer's Certificate, as defined in the Agreement, was furnished to the Owner Trustee and Indenture Trustee for the benefit of the Securityholders and was distributed by the Owner Trustee and Indenture Trustee to the Securityholders. A copy of the Servicer's Certificate for the month of December 2002 is filed as Exhibit 20 to this Current Report on Form 8-K.

Item 7(c).  Exhibits

            Exhibit Number    Description
            --------------    -----------

                   20         Servicer's Certificate for the month of
                              December 2002.

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

                                      TOYOTA AUTO RECEIVABLES 2002-C OWNER TRUST

                                      BY:  TOYOTA MOTOR CREDIT CORPORATION, AS
                                           SERVICER


Date:  January 31, 2003              By:        /s/ George E. Borst
       ------------------               ----------------------------------------
                                                  George E. Borst
                                                  President and
                                             Chief Executive Officer


                                       -3-